Exhibit B-5(a)


                         TRUST INDENTURE

                             BETWEEN

                     PARISH OF ST. CHARLES,
                       STATE OF LOUISIANA

                               AND

                 FIRST NATIONAL BANK OF COMMERCE

                   DATED AS OF NOVEMBER 1,1995



                           $16,770,000
            PARISH OF ST. CHARLES, STATE OF LOUISIANA
                   ENVIRONMENTAL REVENUE BONDS
            (LOUISIANA POWER & LIGHT COMPANY PROJECT)
                           SERIES 1995

                         TRUST INDENTURE

     This TRUST INDENTURE dated as of November 1, 1995, by and between the PARISH OF ST. CHARLES, STATE OF LOUISIANA, a political subdivision of the State of Louisiana (the "Issuer"), and FIRST NATIONAL BANK OF COMMERCE, a national banking association, incorporated and existing under the laws of the United States of America with its principal office and domicile located in New Orleans, Louisiana (in its capacity herein, together with any successors in such capacity, called the "Trustee"),

                           WITNESSETH:

     WHEREAS, the Issuer is authorized and empowered under the laws of the State of Louisiana, including particularly Sections 991 through 1001, inclusive, of Title 39 of the Louisiana Revised Statutes of 1950, as amended (the "Act"), to acquire, purchase, lease, rent, construct or improve and sell, lease or otherwise dispose of industrial plant sites and industrial plant buildings, including facilities for the generation of electricity and production of steam and other forms of energy, pollution abatement and control facilities, and necessary property and appurtenances thereto; and

     WHEREAS, the Issuer proposes to acquire certain water pollution control facilities (the "Facilities") from Louisiana Power & Light Company, a Louisiana corporation (the "Company"), at Unit 3 (nuclear) of the Company's Waterford Steam Electric Generating Station located in St. Charles Parish, at Taft, Louisiana (the "Plant"), which Facilities are to be acquired by the Issuer by purchase from the Company and resold to the Company pursuant to the terms of an Installment Sale Agreement dated as of November 1, 1995, between the Issuer and the Company (the "Sale Agreement"); and

     WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer proposes to issue its revenue bonds under the Act for the purpose of financing a portion of the cost of acquiring, constructing and equipping the Facilities and paying a portion of the expenses of authorizing and issuing said bonds; and

     WHEREAS, the Company proposes to sell the Facilities to the Issuer and to repurchase the Facilities from the Issuer, all upon the terms and conditions set forth in the Sale Agreement; and

     WHEREAS, the execution and delivery of this Trust Indenture and the issuance of said revenue bonds under this Trust Indenture pursuant to the aforesaid statutory authority have been in all respects duly and validly authorized by ordinance adopted by the governing authority of the Issuer; and

     WHEREAS, the Issuer has authorized the issuance hereunder of $16,770,000 aggregate principal amount of its Environmental Revenue Bonds (Louisiana Power & Light Company Project) Series 1995 (the "Series 1995 Bonds"), the proceeds of which are to be used to purchase the Facilities; and

     WHEREAS, the Series 1995 Bonds bear interest, mature and are subject to redemption as set forth in this Trust Indenture; and

     WHEREAS, all things necessary to make the Series 1995 Bonds, when authenticated by the Trustee and issued as in this Trust Indenture provided, the valid, binding and legal obligations of the Issuer according to the import thereof, and to constitute this Trust Indenture a valid assignment and pledge of revenues to the payment of the principal of and premium, if any, and interest on the Series 1995 Bonds, in accordance with the provisions hereof, have or will have been done and performed, and the creation, execution and delivery of this Trust Indenture and the creation, execution and issuance of the Series 1995 Bonds, subject to the terms hereof, have in all respects been duly authorized;

     NOW, THEREFORE, THIS TRUST INDENTURE WITNESSETH:

     That the Issuer, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Series 1995 Bonds by the holders and owners thereof, and the sum of One Dollar ($1.00), lawful money of the United States of America, to it duly paid by the Trustee, at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest on the Bonds according to their tenor and effect and to secure the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, subject to all of the provisions hereof, does hereby grant, bargain, sell, convey, mortgage, assign and pledge unto the Trustee, and unto its successor or successors in trust, and to them and their assigns forever, for the securing of the performance of the obligations of the Issuer hereinafter set forth:

                                I

     All the rights and interest of the Issuer in and to the Sale Agreement (except for the rights of the Issuer under Sections 5 4, 5 5, 5 6, 6 3 and 8 5 of the Sale Agreement and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications under the Sale Agreement), all Revenues (as hereinafter defined) and the proceeds thereof.

                               II

     All the rights and interest of the Issuer in and to the Bond Fund and the Construction Fund (each as hereinafter defined), and all moneys and investments therein, but subject to the provisions of this Trust Indenture pertaining thereto, including those pertaining to the making of disbursements therefrom.

                               III

     All moneys, securities and obligations from time to time held by the Trustee under the terms of this Trust Indenture and any and all real and personal property of every kind and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder by the Issuer or by anyone in its behalf or with its written consent to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof; except for moneys, securities or obligations deposited with or paid to the Trustee for redemption or payment of Bonds which are deemed to have been paid in accordance with Article IX hereof and funds held pursuant to Section 5.5 hereof, which shall be held by the Trustee in accordance with the provisions of said
Article IX or Section 5.5, as the case may be.

     TO HAVE AND TO HOLD all of the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in said trusts and to them and their assigns forever;

     IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all owners of the Bonds issued under and secured by this Trust Indenture without preference, priority or distinction as to lien of any Bonds over any other Bonds, except insofar as any sinking, amortization or other fund, or any terms or conditions of redemption or purchase, established under this Trust Indenture may afford additional benefit or security for the Bonds of any particular series.

     PROVIDED, HOWEVER, that if the Issuer shall pay or cause to be paid to the owners of the Bonds the principal of and premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and if the Issuer shall keep, perform and observe all and singular the covenants and promises in the Bonds and in this Trust Indenture expressed as to be kept, performed and observed by it on its part, all as provided in and subject to the provisions of Article IX hereof, then and in that case these presents and the estate and rights hereby granted, except as otherwise provided in Article IX shall cease, determine and be void, and thereupon the Trustee shall cancel and discharge the lien of this Trust Indenture and execute and deliver to the Issuer such instruments in writing as shall be requisite to evidence the discharge hereof pursuant to the provisions of said
Article IX; otherwise this Trust Indenture to be and remain in full force and effect.

     THIS TRUST INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and the Trust Estate (as hereinafter defined) and the other estate and rights hereby granted, are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective owners, from time to time, of the Bonds, as follows:

                            ARTICLE I

                           DEFINITIONS

     SECTION 1.1. Definitions. In addition to the words and terms elsewhere defined in this Indenture, the following words and terms as used in this Indenture shall have the following meanings:

     "Act" shall mean Sections 991 through 1001, inclusive, of Title 39 of the Louisiana Revised Statutes of 1950, as amended, and all future acts supplemental thereto or amendatory thereof.

     "Additional Bonds" shall mean Bonds in addition to the Series 1995 Bonds which are issued pursuant to the provisions of
Section 2.11 of this Indenture.

     "Administration Expenses" shall mean the reasonable and necessary expenses incurred by the Issuer with respect to the Sale Agreement, this Indenture and any transaction or event contemplated by the Sale Agreement or this Indenture including the compensation and reimbursement of expenses and advances payable to the Trustee, any Paying Agent, and the Bond Registrar.

     "Authorized Company Representative" shall mean the President, any Vice President, or Treasurer of the Company or the person or persons at the time designated to act on behalf of the Company by any one of said officers, such designation in each case, to be evidenced by a certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by said officer.

     "Beneficial Owner" means, so long as a book-entry system of registration is in effect pursuant to Section 2.13 hereof, the actual purchaser of the Bonds.

     "Bonds" shall mean the Series 1995 Bonds and all Additional
Bonds issued by the Issuer pursuant to this Indenture.

     "Bond Counsel" shall mean any firm of nationally recognized municipal bond counsel selected by the Company and acceptable to the Issuer and the Trustee.

     "Bond Fund" shall mean the fund by that name created and established in Section 5.1 of this Indenture.

     "Bond Registrar" shall mean the registrar of Bonds named herein.

     "Capital Account" shall mean any of the accounts by that name created and established in Section 6.1 of this Indenture.

     "Code" shall mean the Internal Revenue Code of 1986, as heretofore or hereafter amended.

     "Company" shall mean Louisiana Power & Light Company, a corporation organized and existing under the laws of the State of Louisiana, and its permitted successors and assigns.

     "Company Mortgage" shall mean the Company's Mortgage and Deed of Trust, dated as of April 1 , 1944, made to The Chase National Bank of the City of New York and Carl E. Buckley, as trustees (Bank of Montreal Trust Company and Mark F. McLaughlin, successor trustees), as heretofore and hereafter amended and supplemented.

     "Completion Date" shall mean the date of completion of construction of the Facilities as that date shall be certified as provided in Section 3 .4 of the Sale Agreement.

     "Construction Fund" shall mean the fund by that name created and established in Section 6.1 of this Indenture.

     "Continuing Disclosure Agreement" shall mean the Continuing
Disclosure Agreement dated as of November 1, 1995, between the Company and the Trustee, as the same may be amended or supplemented from time to time in accordance with its terms.

     "Cost of Construction" shall mean all costs paid or incurred by the Company with respect to the Facilities and the financing thereof for the payment of which the Issuer is authorized to issue bonds under the Act, more particularly identified in the Sale Agreement.

     "DTC" means The Depository Trust Company, New York, New
York.

     "Event of Default" shall mean any event of default specified in Section 10.1 hereof.

     "Facilities" shall mean (i) certain water pollution control facilities at the Plant to be financed, in whole or in part, with the proceeds of Series 1995 Bonds (including any changes in, additions to, substitutions for or deletions of facilities or portions thereof made under Section 3.3 of the Sale Agreement), which Facilities, as presently contemplated by the existing Plans and Specifications (as defined in the Sale Agreement), are generally described in Exhibit A to the Sale Agreement, and (ii) any other solid waste disposal, sewage, air pollution control and/or water pollution control facilities at the Plant to be financed in whole or in part with the proceeds of any Additional Bonds (including any changes in, additions to, substitutions for or deletions of facilities or portions thereof made under Section
3.3 of the Sale Agreement).

     "Government Securities" shall mean (a) direct or fully guaranteed obligations of the United States of America (including any such securities issued or held in book-entry form on the books of the Department of Treasury of the United States of America), and (b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company organized under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, with a combined capital stock surplus and undivided profits of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

     "holder" or "bondholder" or "owner of the Bonds" or "Bondholder" shall mean the registered owner of any Bond.

     "Indenture" shall mean this Trust Indenture and any amendments and supplements hereto.

     "Investment Account" shall mean any of the accounts by that name created and established in Section 6.1 of this Indenture.

     "Issuer" shall mean the Parish of St. Charles, State of Louisiana, a political subdivision under the Constitution and laws of the State of Louisiana.

     "outstanding", when used with reference to the Bonds, shall mean, as of any particular date, all Bonds authenticated and delivered under this Indenture except:

          (a) Bonds canceled at or prior to such date or delivered to or acquired by the Trustee at or prior to such date for cancellation;

          (b)  Bonds deemed to be paid in accordance with Article
     IX of this Indenture;

          (c) Bonds in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered pursuant to this Indenture; and

          (d)  Bonds registered in the name of the Issuer.

     "Parish President" shall mean the President of the Parish of St. Charles, State of Louisiana.

     "Paying Agent" shall mean any bank or trust company designated pursuant to this Indenture as the place at which the principal of and premium, if any, and interest on the Bonds of a series are payable, and any successor designated pursuant to this Indenture. With respect to the Series 1995 Bonds, the Trustee is the original Paying Agent.

     "Permitted Encumbrances" shall mean the rights of the Issuer, the Company or the Trustee under the Sale Agreement, this Indenture, the Sale Agreement dated as of May 1, 1984 between the Issuer and the Company, the Trust Indenture dated as of June 1, 1984 between the Issuer and First National Bank of Commerce, as trustee, the Sale Agreement dated as of November 1 , 1984 between the Issuer and the Company, the Trust Indenture dated as of November 1, 1984 between the Issuer and First National Bank of Commerce, as trustee, the Installment Sale Agreement dated as of June 1, 1991 between the Issuer and the Company, the Trust Indenture dated as of June 1, 1991 between the Issuer and First National Bank of Commerce, as trustee, the Installment Sale Agreement dated as of April 1, 1992 between the Issuer and the Company, the Trust Indenture dated as of April 1, 1992 between the Issuer and First National Bank of Commerce, as trustee, the Installment Sale Agreement dated as of December 1, 1992 between the Issuer and the Company, the Trust Indenture dated as of December 1, 1992 between the Issuer and First National Bank of Commerce, as trustee, the Installment Sale Agreement dated as of May 1, 1993 between the Issuer and the Company, the Trust Indenture dated as of May 1, 1993 between the Issuer and First National Bank of Commerce, as trustee, the Installment Sale Agreement dated as of December 1, 1993 between the Issuer and the Company, the Trust Indenture dated as of December 1 , 1993 between the Issuer and First National Bank of Commerce, as trustee, the Installment Sale Agreement dated as of June 1, 1994, between the Issuer and the Company, the Trust Indenture dated as of June 1, 1994, between the Issuer and First National Bank of Commerce, as trustee, the Company Mortgage, and the following:

          (a) Liens for taxes, levies, assessments, utility rents, rates and charges, license, permit or other authorization fees and other impositions, provided that in each case the same shall either (i) not be due and payable,
     (ii) not be delinquent to the extent that penalties for nonpayment may then be assessed on the Facilities, or any material portion thereof then be subject to forfeiture, or
     (iii) be a lien the amount or validity of which is being contested in good faith by the Company,

     (b) Minor defects, irregularities, encumbrances, licenses, rights of way, servitudes, restrictions, mineral rights and clouds on title which, in the opinion of the Company, do not significantly impair the operation of the Facilities;

          (c) Easements, servitudes, encumbrances, exceptions or reservations for the purpose of pipelines, for telephones and other means of communication, power lines and substations, roads, streets, alleys, driveways, walkways, highways, railroads and other means of transportation, drainage and sewerage, conduits, dikes, canals, laterals, ditches, for the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which, in the opinion of the Company, do not significantly impair the operation of the Facilities;

          (d) Mechanics', workmen's, repairmen's, materialmen's, suppliers', vendors' or carriers' liens or other similar liens, provided that the lien shall be discharged by the Company in the ordinary course of business or the amount or validity of the lien shall be contested in good faith with any pending execution thereof appropriately stayed;

          (e) Rights of the United States or any state or political subdivision thereof (which for purposes of this definition shall include any taxing or improvement district), or other public or governmental authority or agency, to take, use or control property or to terminate any lease, right, power, franchise, grant, license or permit previously in force;

          (f) The pendency or filing of any application or proceedings seeking to annex or rezone the Plant or any portion thereof, or to include it in any political subdivision;

          (g) Rights acquired by any person with respect to any portion of the Facilities as the result of such portion becoming so much a part of other property as to be subject to liens upon such property;

          (h) Other liens, charges or encumbrances which normally exist with respect to comparable property in the locale in which the Facilities are situated and which, in the opinion of the Company, do not significantly impair the operation of the Facilities;

          (i)  Liens arising under or pursuant to La. R.S.
     30:2281; and

          (j)  Liens arising under or pursuant to La. R.S.
     10:9-107 and 9-312(4) or otherwise with respect to purchase money security interests.

     "person" shall mean natural persons, firms, associations, corporations, limited liability companies and public bodies.

     "Plant" shall mean Unit 3 (nuclear) of the Company's
Waterford Steam Electric Generating Station located in St.
Charles Parish, at Taft, Louisiana.

     "Record Date" shall mean, with respect to any interest payment date of the Bonds occurring on the first day of any month, the fifteenth day of the calendar month next preceding such interest payment date; and with respect to any interest payment date of the Bonds occurring on the fifteenth day of any month, the first day of such month.

     "Revenues" shall mean all moneys paid or payable by the Company to the Trustee for the account of the Issuer in respect of the principal of and premium, if any, and interest on the Bonds, including, without limitation, amounts paid or payable by the Company pursuant to Sections 5.2 and 9.1 of the Sale Agreement as the purchase price of the Facilities, and all receipts of the Trustee credited under the provisions of this Indenture against such payments.

     "Sale Agreement" shall mean the Installment Sale Agreement dated as of November 1, 1995 by and between the Issuer and the Company, and any amendments and supplements thereto.

     "Series 1995 Bonds" shall mean the initial issue of Bonds under and secured by this Indenture in the aggregate principal amount of $16,770,000.

     "Trustee" shall mean the banking corporation or association designated as Trustee herein, and its successor or successors as such Trustee. The original Trustee is First National Bank of
Commerce, New Orleans, Louisiana.

     "Trust Estate" shall mean the property conveyed to the Trustee pursuant to the Granting Clauses hereof.

     SECTION 1.2. Use of Words. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words "Bond", "owner", "holder" and "person" shall include the plural, as well as the singular, number.


                           ARTICLE II

                            THE BONDS

     SECTION 2. 1. Authorized Form and Amount of Bonds. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article. All Bonds issued hereunder shall be in the form of registered Bonds without coupons. The total principal amount of Bonds that may be issued is hereby expressly limited to $16,770,000, except as provided in Sections 2.8, 2.11 and 2.12 hereof.

     SECTION 2.2. Details of Series 1995 Bonds. The Series 1995 Bonds (i) shall be designated "Parish of St. Charles, State of Louisiana Environmental Revenue Bonds (Louisiana Power & Light Company Project) Series 1995", (ii) shall be in the aggregate principal amount of $16,770,000, (iii) shall be issued in denominations of $5,000 and any integral multiple thereof, (iv) shall be numbered consecutively from R- 1 upwards in order of issuance according to the records of the Trustee, (v) shall be dated as hereinafter provided, (vi) shall bear interest as hereinafter provided, payable semiannually on May 1 and November 1 of each year, commencing May 1, 1996, and (vii) shall mature on November 1, 2025.

     The Series 1995 Bonds shall bear interest from and including the date thereof until the principal thereof shall have become due and payable in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise, at the rate of 6.375% per annum. Overdue principal of the Series 1995 Bonds shall bear interest until paid at the rate of interest borne by said Bonds. Overdue installments of interest shall not bear interest. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     Series 1995 Bonds issued before May 1, 1996 shall be dated November 1, 1995, and Series 1995 Bonds issued on or subsequent to May 1, 1996 shall be dated as of the interest payment date next preceding the date of authentication and delivery thereof by the Trustee, unless such date of authentication and delivery shall be an interest payment date, in which case they shall be dated as of such date of authentication and delivery; provided, however, that if, as shown by the records of the Trustee, interest on any Bonds surrendered for transfer or exchange shall be in default, the Bonds issued in exchange for Bonds surrendered for transfer or exchange shall be dated as of the date to which interest has been paid in full on the Bonds surrendered.

     The Series 1995 Bonds shall be substantially in the form set forth in Exhibit A attached hereto with such appropriate variations, omissions and insertions as are permitted or required by this Indenture.

     SECTION 2.3. Payment. The principal of and premium, if any, on the Bonds shall be paid upon the presentation and surrender of said Bonds at the principal corporate trust office of the Trustee. The interest on the Bonds shall be payable by check drawn upon the Trustee and mailed to the registered owners as of the close of business on the Record Date with respect to the interest payment date at their respective addresses as such appear on the bond registration books kept by the Trustee. All payments shall be made in lawful money of the United States of America.

     SECTION 2.4. Execution. The Bonds shall be executed on behalf of the Issuer by the Parish President and the Secretary of the Parish Council (by their manual or facsimile signatures) and shall have impressed or imprinted thereon the seal of the Issuer. A facsimile signature shall have the same force and effect as if personally signed. In case any officer whose signature or facsimile of whose signature shall appear on the Bonds shall cease to be such officer before the delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if he had remained in office until delivery.

     SECTION 2.5. Limited Obligation. The Bonds, together with interest thereon, shall be payable from the Bond Fund, as hereinafter set forth, and shall be a valid claim of the holders thereof only against the Bond Fund and the Revenues pledged to the Bonds, which Revenues are hereby pledged and assigned for the equal and ratable payment of the Bonds (principal, premium, if any, and interest) and shall be used for no other purpose than to pay the principal of and premium, if any, and interest on the Bonds, except as may be otherwise expressly authorized in this Indenture. The Bonds (including premium, if any) and interest thereon shall not constitute an indebtedness or pledge of the general credit of the Issuer within the meaning of any Louisiana constitutional or statutory provision and shall not constitute an obligation of or a charge against the taxing powers of the Issuer.

     SECTION 2.6. Authentication. Only such Bonds as shall have endorsed thereon a Certificate of Authentication substantially in the form set forth in Exhibit A attached hereto duly executed by the Trustee shall be entitled to any right, benefit or security under this Indenture. No Bond shall be valid and obligatory for any purpose unless and until such Certificate of Authentication shall have been duly executed by the Trustee, and such Certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The Trustee's Certificate of Authentication on any Bond shall be deemed to have been executed if signed by an authorized officer of the Trustee, but it shall not be necessary that the same officer sign the Certificate of Authentication on all of the Bonds issued hereunder at any one time.

     SECTION 2.7. Delivery of the Bonds. The Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the Bonds of any series and deliver said Bonds to the original purchaser or purchasers there of as may be directed hereinafter in this Section 2.7, in Section 2.11 hereof, or in any supplemental indenture.

     Prior to the delivery on original issuance by the Trustee of any authenticated Bonds of any series there shall be or have been delivered to the Trustee:

          (a) An original duly executed counterpart or a duly certified copy of this Indenture and, in the case of Additional Bonds, a supplemental indenture by and between the Issuer and the Trustee setting forth the details concerning such Bonds.

          (b) An original duly executed counterpart or a duly certified copy of the Sale Agreement and, in the case of Additional Bonds, an amendment of or supplement to the Sale
     Agreement, if any.

          (c) A written order to the Trustee by the Issuer to authenticate and deliver the Bonds of such series to the original purchasers thereof upon payment to Trustee, but for the account of the Issuer, of a sum specified in such order.

          (e) A copy, duly certified by the Secretary of the Parish Council, of the proceedings of the governing body of the Issuer authorizing the issuance of the Bonds.

          (f) In the case of any series of Additional Bonds, a written opinion of Bond Counsel to the effect that the issuance of such Bonds and the execution thereof have been duly authorized, all conditions precedent to the delivery thereof have been fulfilled, and that the exclusion of the interest on the Series 1995 Bonds and any Additional Bonds theretofore issued from gross income for federal income tax purposes will not be affected by the issuance of the Bonds being issued.

     SECTION 2.8. Mutilated. Destroyed or Lost Bonds. In case any Bond issued hereunder shall become mutilated or be destroyed or lost, the Issuer shall, if not then prohibited by law, cause to be executed and the Trustee shall authenticate and deliver a new Bond of the same series of like date, number, maturity and tenor in exchange and substitution for and upon cancellation of such mutilated Bond, or in lieu of and in substitution for such Bond destroyed or lost, upon the holder's paying the reasonable expenses and charges of the Issuer and Trustee in connection therewith, and, in the case of a Bond destroyed or lost, his filing with the Trustee evidence satisfactory to the Company and the Trustee that such Bonds were destroyed or lost, and of his ownership thereof, and furnishing the Issuer, the Company and the Trustee with indemnity satisfactory to them. The Trustee is hereby authorized to authenticate any such new Bond. In the event any such Bonds shall have matured, instead of issuing a new Bond, the Issuer may pay the same without the surrender thereof.

     SECTION 2.9. Registration and Exchange of Bonds. The Issuer hereby constitutes and appoints the Trustee as Bond Registrar of the Issuer, and as Bond Registrar the Trustee shall keep books for the registration and for the transfer of the Bonds as provided in this Indenture at the principal corporate trust office of the Trustee. The person in whose name any Bond shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of the principal of and interest on any such Bond shall be made only to or upon the order of the registered owner thereof or his legal representative, and neither the Issuer, the Trustee, nor the Bond Registrar shall be affected by any notice to the contrary but such registration may be changed as herein provided. All payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

     Bonds may be transferred on the books of registration kept by the Trustee by the registered owner in person or by his duly authorized attorney, upon surrender thereof, together with a written instrument of transfer duly executed by the registered owner or his duly authorized attorney in such form as shall be satisfactory to the Trustee. Upon surrender for transfer of any Bond at the principal corporate office of the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Bond or Bonds in the same aggregate principal amount and of any authorized denomination or denominations.

     Bonds may be exchanged at the principal corporate trust office of the Trustee for an equal aggregate principal amount of Bonds of any other authorized denomination or denominations of the same series with corresponding maturities. The Issuer shall execute and the Trustee shall authenticate and deliver Bonds which the bondholder making the exchange is entitled to receive, bearing numbers not then outstanding. The execution by the Issuer of any Bond of any denomination shall constitute full and due authorization of such denomination and the Trustee shall thereby be authorized to authenticate and deliver such Bond.

     Such transfers of registration or exchanges of Bonds shall be without charge to the holders of such Bonds, but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the holder of the Bond requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

     The Trustee shall not be required to transfer or exchange any Bond after the mailing of notice calling such Bond for redemption has been made, nor during the period of fifteen (15) days next preceding mailing of a notice of redemption of any Bonds.

     At reasonable times and under reasonable regulations established by the Trustee, the list of registered owners of the Bonds may be inspected and copied by the Company or by holders or owners (or a designated representative thereof) of 10% or more in principal amount of Bonds then outstanding, such possession or ownership and the authority of such designated representative to be evidenced to the satisfaction of the Trustee.

     SECTION 2.10. Cremation and Other Dispositions. All Bonds surrendered for the purpose of payment or retirement, or for exchange, or for replacement or payment as provided above, or for cancellation, shall be canceled upon surrender thereof to the Trustee and, at the option of the Trustee, either cremated, shredded or otherwise disposed of. The Trustee shall execute and forward to the Issuer an appropriate certificate describing the Bonds involved and the manner of disposition.

     SECTION 2.11. Additional Bonds. The Issuer, at the request of the Company and to the extent permitted by law in effect at the time thereof, may issue from time to time one or more series of Additional Bonds for the purposes provided in Section 4.2 of the Sale Agreement. Additional Bonds shall be secured equally and ratably with the Series 1995 Bonds and any other Additional Bonds theretofore issued and then outstanding, except insofar as any sinking, amortization or other fund, or any terms or conditions of redemption or purchase, established under this Indenture may afford additional benefit or security for the Bonds of any particular series. Before any Additional Bonds are authenticated there shall be delivered to the Trustee the items required for the issuance of Bonds by Section 2.7 hereof

     The right to issue Additional Bonds set forth in this Indenture shall not imply that the Issuer may not issue, and the Issuer expressly reserves the right to issue, to the extent permitted by law, obligations under another indenture or indentures to provide additional funds to pay the Cost of Construction, or to refund all or any principal amount of all or any series of Bonds, or any combination thereof, and the provisions of this Indenture governing the issuance of Additional Bonds shall not apply thereto.

     The proceeds of the issuance and sale of any series of Additional Bonds, including purchase premium, if any, and accrued interest, if any, thereon to the date of delivery thereof paid by the original purchasers thereof, shall be applied simultaneously with the delivery of such Additional Bonds in the manner provided in this Indenture and in the supplemental indenture authorizing such Additional Bonds.

     Notwithstanding anything herein to the contrary, no Additional Bonds shall be issued unless (i) the Sale Agreement is in effect, and (ii) at the time of issuance there is no Event of Default (as defined in the Sale Agreement) under the Sale
Agreement or Event of Default under this Indenture

     SECTION 2.12. Temporary Bonds. Until Bonds in definitive form are ready for delivery, the Issuer may execute, and upon the request of the Issuer, the Trustee shall authenticate and deliver, subject to the provisions, limitations and conditions set forth herein, one or more Bonds in temporary form, whether printed, typewritten, lithographed or otherwise produced, substantially in the form of the definitive Bonds, with appropriate omissions, variations and insertions, and in authorized denominations. Until exchanged for Bonds in definitive form, such Bonds in temporary form shall be entitled to the lien and benefit of this Indenture. Upon the presentation and surrender of any Bond or Bonds in temporary form, the Issuer shall, without unreasonable delay, prepare, execute and deliver to the Trustee and the Trustee shall authenticate and deliver, in exchange therefor, a Bond or Bonds in definitive form. Such exchange shall be made by the Trustee without making any charge therefor to the holder of such Bond in temporary form.

     SECTION 2.13. Book-Entry Registration of Bonds. The Bonds shall be initially issued in the name of Cede & Co., as nominee for DTC, as registered owner of the Bonds, and held in the custody of DTC. The Issuer and the Trustee acknowledge that they have executed and delivered a Blanket Letter of Representations with DTC and that the terms and provisions of said Letter of Representations shall govern in the event of any inconsistency between the provisions of this Indenture and said Letter of Representations. A single bond certificate will be issued and delivered to DTC. The Beneficial Owners will not receive physical delivery of Bond certificates except as provided herein. Beneficial Owners are expected to receive a written confirmation of their purchase providing details of each Bond acquired. For so long as DTC shall continue to serve as securities depository for the Bonds as provided herein, all transfers of beneficial ownership interest will be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of Bonds is to receive, hold or deliver any Bond certificate.

     For every transfer and exchange of the Bonds, the Beneficial
Owners may be charged a sum sufficient to cover each Beneficial
Owner's allocable share of any tax, fee or other governmental charge that may be imposed in relation thereto.

     The Issuer, the Company and the Trustee will recognize DTC or its nominee as the Bondholder for all purposes, including notices and voting.

     Neither the Issuer, the Trustee nor the Company are responsible for the performance by DTC of any of its obligations, including, without limitation, the payment of moneys received by DTC, the forwarding of notices received by DTC or the giving of any consent or proxy in lieu of consent.

     Whenever during the term of the Bonds the beneficial ownership thereof is determined by a book entry at DTC, the requirements of this Indenture of holding, delivering or transferring Bonds shall be deemed modified to require the appropriate person to meet the requirements of DTC as to registering or transferring the book entry to produce the same effect.

     If at any time DTC ceases to hold the Bonds, all references herein to DTC shall be of no further force or effect.

                           ARTICLE III

               REDEMPTION OF BONDS BEFORE MATURITY

     SECTION 3.1.   Redemption Applicable to Series 1 995 Bonds
Only. The Series 1 995 Bonds shall be subject to redemption prior to maturity as follows:

     (a) The Series 1995 Bonds shall be subject to optional redemption by the Issuer, at the direction of the Company, in whole but not in part, at any time, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date, if:

          (i) the Company shall have determined that the continued operation of the Plant is impracticable, uneconomical or undesirable for any reason;

          (ii) the Company shall have determined that the continued operation of the Facilities is impracticable, uneconomical or undesirable due to (A) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as the Facilities, or other liabilities or burdens with respect to the Facilities or the operation thereof, (B) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (C) destruction of or damage to all or part of the Facilities;

          (iii) all or substantially all of the Facilities or the Plant shall have been condemned or taken by eminent domain; or

          (iv) the operation of the Facilities or the Plant shall have been enjoined or shall have otherwise been prohibited by any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

     (b) The Series 1995 Bonds shall be subject to mandatory redemption, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date, on the one hundred eightieth day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency to the effect that as a result of a failure by the Company to perform or observe any covenant, agreement or representation contained in the Sale Agreement, the interest payable on the Series 1995 Bonds is included for federal income tax purposes in the gross income of the owners thereof, other than any owner who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 147(a) of the Code. No determination by any court or administrative agency will be considered final unless the Company has been given the opportunity to participate in the proceeding which resulted in such determination, either directly or through a bondholder, to a degree it reasonably deems sufficient and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. The Series 1995 Bonds shall be redeemed either in whole or in part in such principal amount that the interest payable on the Series 1995 Bonds remaining outstanding after such redemption would not be included in the gross income of any owner thereof, other than an owner who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 147(a) of the Code.

     (c) The Series 1995 Bonds shall be subject to optional redemption by the Issuer, at the direction of the Company, on and after November 1, 2000, in whole at any time or in part from time to time (and if in part, by lot or in such other manner as may be determined by the Trustee to be fair and equitable), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest to the redemption date:

               Redemption Period                Redemption Price

November 1, 2000 through October 31, 2001             102%
November 1, 2001 through October 31, 2002             101%
November 1, 2002 and thereafter                       100%

     The Series 1995 Bonds shall also be subject to optional redemption by the Issuer, at the direction of the Company, in whole but not in part, at any time prior to November 1, 2000, at a redemption price equal to 102% of the principal amount being redeemed plus accrued interest to the redemption date, if the Company shall have consolidated with or merged with or into another corporation, or sold or otherwise transferred all or substantially all of its assets.

     In case a Series 1995 Bond is of a denomination larger than $5,000, a portion of such Bond ($5,000 or any integral multiple thereof) may be redeemed if otherwise permitted, but Series 1995 Bonds shall be redeemed only in the principal amount of $5,000 or any integral multiple thereof.

     SECTION 3 .2. Notice. Notice of any redemption, identifying the Bonds or portions thereof being called and the date on which they shall be presented for payment, shall be given by the Trustee by first class mail, postage prepaid, to the registered owner of each such Bond addressed to such registered owner at his registered address and placed in the mails not less than thirty
(30) days nor more than sixty (60) days prior to the date fixed for redemption; provided, however, that failure to give such notice by mailing, or any defect therein, shall not affect the validity of any proceeding for the redemption of any Bond with respect to which no such failure or defect has occurred.

     Any notice mailed as provided in this Section 3.2 shall be conclusively presumed to have been duly given, whether or not the holder or owner actually receives the notice.

     With respect to notice of redemption of the Bonds at the option of the Issuer (at the direction of the Company), unless moneys sufficient to pay the principal of and premium, if any, and interest on the Bonds to be redeemed shall have been received by the Trustee prior to the giving of such notice, such notice shall state that said redemption shall be conditional upon the receipt of such moneys by the Trustee on or prior to the date fixed for such redemption. So long as Cede & Co. is the registered owner of the Bonds, as nominee of DTC, notice of any redemption will be given by the Trustee to Cede & Co., not to the Beneficial Owners of the Bonds. If such moneys shall not have been so received, such notice shall be of no force and effect, the Issuer shall not redeem such Bonds and the Trustee shall give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

     SECTION 3.3. Redemption Payments. Subject to the provisions of the last paragraph of Section 3.2 hereof, on or prior to the date fixed for redemption, funds shall be deposited with the Trustee to pay, and the Trustee is hereby authorized and directed to apply such funds to the payment of, the Bonds or portions thereof to be redeemed, together with accrued interest thereon to the redemption date and any required premium. Upon the giving of notice and the deposit of funds for redemption, interest on the Bonds or portions thereof thus redeemed shall no longer accrue after the date fixed for redemption.

     SECTION 3.4.   Cancellation. All Bonds which have been
redeemed shall not be reissued but shall be canceled and disposed of by the Trustee in accordance with Section 2.10 hereof

     SECTION 3.5. Partial Redemption of Bonds. Upon surrender of any Bond for redemption in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the holder thereof a new Bond or Bonds of the same series and the same maturity, of authorized denominations in an aggregate principal amount equal to the unredeemed portion of the Bond surrendered.


                           ARTICLE IV

                        GENERAL COVENANTS

     SECTION 4.1. Payment of Principal. Premium. If Any and Interest. The Issuer covenants that it will promptly pay or cause to be paid the principal of and premium, if any, and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in the Bond according to the true intent and meaning thereof; provided, however, that the obligation of the Issuer hereunder to make or cause to be made any payment to the Trustee in respect of the principal of or premium, if any, or interest on the Bonds shall be reduced by the amount of moneys, if any, on deposit in the Bond Fund and available to be applied by the Trustee toward the payment of the principal of or premium, if any, or interest on the Bonds. The principal and premium, if any, and interest (except interest paid from the proceeds from the sale of the Bonds) are payable solely from the Revenues, which Revenues are hereby specifically pledged and assigned for the payment thereof in the manner and to the extent herein specified, and nothing in the Bonds or this Indenture should be considered as assigning or pledging any funds or assets of the Issuer other than the Revenues and the right, title and interest of the Issuer in the Sale Agreement (except for the rights of the Issuer under Sections 5 .4, 5 . 5, 5.6, 6.3 and 8.5 of the Sale Agreement and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications under the Sale Agreement) in the manner and to the extent herein specified. Anything in this Indenture to the contrary notwithstanding, it is understood that whenever the Issuer makes any covenant involving financial commitments, including, without limitation, those in the various sections of this Article IV, it pledges no funds or assets other than the Revenues and the right, title and interest of the Issuer in the Sale Agreement (except for the rights of the Issuer under Sections 5.4, 5.5, 5.6, 6.3 and 8.5 of the Sale Agreement and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications under the Sale Agreement), the Bond Fund and the Construction Fund in the manner and to the extent herein specified, but nothing herein shall be construed as prohibiting the Issuer from using any other funds or assets.

     SECTION 4.2. Performance of Covenants. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all ordinances pertaining thereto. The Issuer covenants that it is duly authorized under the Constitution and laws of the State of Louisiana, including particularly and without limitation the Act, to issue Bonds authorized hereby and to execute this Indenture and to make the pledge and covenants in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken; and that the Bonds in the hands of the holders and owners thereof are and will be valid and enforceable obligations of the Issuer according to the import thereof.

     SECTION 4.3. Instruments of Further Assurance. The Issuer covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indenture or indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, pledging, assigning and confirming unto the Trustee the Trust Estate.

     SECTION 4 4.   Recordation and Other Instruments. The Issuer
and the Trustee covenant that they will cooperate with the Company in causing this Indenture, the Sale Agreement, such security agreements, financing statements and all supplements thereto and other instruments as may be required from time to time to be kept, to be recorded and filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the holders and owners of the Bonds and the rights of the Trustee hereunder, and to perfect the security interest created by this Indenture.

     SECTION 4.5. Inspection of Books Relating to the Facilities. The Issuer and the Trustee covenant and agree that all books and documents in their possession relating to the Facilities and the revenues derived from the Facilities (including the records pertaining to the Construction Fund) shall at all reasonable times be open to inspection by such accountants or other agencies as the other party may from time to time designate and by the Company.

     SECTION 4.6. Rights Under Sale Agreement. The Sale Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth covenants and obligations of the Issuer and the Company, including provisions that subsequent to the issuance of Bonds and prior to their payment in full or provision for payment thereof in accordance with the provisions hereof the Sale Agreement may not be effectively amended, changed, modified, altered or terminated, or any provision waived without the written consent of the Trustee, and reference is hereby made to the same for a detailed statement of said covenants and obligations of the Company thereunder, and the Issuer agrees that the Trustee in its name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Sale Agreement, for and on behalf of the bondholders, whether or not the Issuer is in default hereunder.

     SECTION 4.7. Prohibited Activities. The Issuer and the Trustee covenant that neither of them shall take any action or suffer or permit any action to be taken or condition to exist which causes or may cause the interest payable on the Bonds to be includable in gross income for purposes of federal income taxation. Without limiting the generality of the foregoing, the Issuer and the Trustee covenant that (a) the proceeds of the sale of the Bonds, the earnings thereon, and any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources) will not be used in a manner which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code, and (b) all action with respect to the Bonds required by Section 148(f) of the Code shall be taken in a timely manner.

                            ARTICLE V

                       REVENUES AND FUNDS

     SECTION 5. 1. Creation of Bond Fund. There is hereby created and ordered to be established with the Trustee a trust fund of and in the name of the Issuer to be designated "Parish of St. Charles Environmental Revenue Bonds (Louisiana Power & Light
Company Project) Series 1995 Bond Fund".

     SECTION 5.2.   Payments Into Bond Fund. There shall be
deposited into the Bond Fund as and when received:

          (a) All accrued interest received at the time of the issuance and delivery of the Bonds;

          (b) Amounts transferred to the Bond Fund pursuant to the provisions of Sections 6.4, 6. 5, 6.6 and 6.7 hereof;

          (c)  All Revenues; and

          (d) All moneys received by the Trustee under and pursuant to any of the provisions of the Sale Agreement or this Indenture which are not directed to be paid into a fund
     (or held) other than the Bond Fund.

     SECTION 5.3.   Use of Moneys in Bond Fund. Except as
otherwise provided in Sections 5.8 and 11.2 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal of and premium, if any, and interest on the Bonds and for the redemption or purchase of Bonds.

     SECTION 5.4. Withdrawals from Bond Fund. The Bond Fund shall be in the name of the Issuer, designated as set forth in
Section 5.1 hereof, and the Issuer hereby irrevocably authorizes and directs the Trustee to withdraw from the Bond Fund sufficient funds to pay the principal of and premium, if any, and interest on the Bonds at maturity and redemption prior to maturity and to use such funds for the purpose of paying principal, premium, if any, and interest in accordance with the provisions hereof pertaining to payment, which authorization and direction the Trustee hereby accepts.

     SECTION 5.5. Non-Presentment of Bonds. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for redemption thereof, if there shall have been deposited with the Trustee for that purpose, or left in trust if previously so deposited, funds sufficient to pay the principal thereof, and premium, if any, together with all interest unpaid and due thereon, to the due date thereof, for the benefit of the holder thereof, all liability of the Issuer to the holder thereof for the payment of the principal thereof, premium, if any, and interest thereon, shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such fund or funds, without liability for interest thereon, for the benefit of the holder of such Bond, who shall thereafter be restricted exclusively to such fund or funds for any claim of whatever nature on his part under this Indenture or on, or with respect to, the Bond.

     SECTION 5.6. Administration Expenses. It is understood and agreed that pursuant to the provisions of Section 5.4 of the Sale Agreement, the Company agrees to pay the Administration Expenses of the Issuer. All such payments under the Sale Agreement which are received by the Trustee shall not be paid into the Bond Fund, but shall be segregated by the Trustee and expended solely for the purpose for which such payments are received.

     SECTION 5.7. Moneys to be Held in Trust. All moneys required to be deposited with or paid to the Trustee for deposit into the Bond Fund or the Construction Fund under any provision of this Indenture and all moneys withdrawn from the Bond Fund and held by any Paying Agent, shall be held by the Trustee or such Paying Agent in trust, and except for moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of which redemption has been duly given, for moneys deposited with or paid to the Trustee pursuant to Article IX hereof, and for monies held in special accounts of the Bond Fund, Construction Fund or any other fund that have been established pursuant to Section 7.2(b) hereof, shall, while held by the Trustee or any Paying Agent, constitute part of the Trust Estate and be subject to the lien hereof. Any moneys received by or paid to the Trustee pursuant to any provision of the Sale Agreement calling for the Trustee to hold, administer and disburse the same in accordance with the specific provisions of the Sale Agreement shall be held, administered and disbursed pursuant to such provisions, and where required by the provisions of the Sale Agreement the Trustee shall set the same aside in a separate account. The Issuer agrees that if it shall receive any moneys pursuant to applicable provisions of the Sale Agreement, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with the provisions of the Sale Agreement pursuant to which the Issuer may have received the same. Furthermore, if for any reason the Sale Agreement ceases to be in force and effect while any Bonds are outstanding, the Issuer agrees that if it shall receive any moneys derived from the Facilities, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with provisions of the Sale Agreement that would be applicable if the Sale Agreement were then in force and effect, and if there be no such provisions which would be so applicable, then the Trustee shall hold, administer and disburse such moneys solely for the discharge of the Issuer's obligations under this Indenture.

     SECTION 5.8. Refund to Company of Excess Payments. Anything herein to the contrary notwithstanding, the Trustee is authorized and directed to refund to the Company all excess amounts as specified in the Sale Agreement, whether such excess amounts be in the Bond Fund or in special accounts.

                           ARTICLE VI

          CUSTODY AND APPLICATION OF PROCEEDS OF BONDS

     SECTION 6.1. Creation of Construction Fund. There is hereby created and ordered to be established with the Trustee a special account of the Issuer to be designated "Parish of St. Charles Environmental Revenue Bonds (Louisiana Power & Light Company Project) Series 1995 Construction Fund". The Trustee shall establish and maintain within the Construction Fund, in respect of each series of Bonds issued hereunder, a "Capital Account" and an "Investment Account."

     SECTION 6.2. Payments into Construction Fund. The proceeds from the issuance and sale of each series of Bonds, other than accrued interest, if any, on such Bonds to the date of delivery thereof paid by the original purchaser or purchasers thereof, shall be deposited into the Capital Account established in respect of such series of Bonds. All income or other gain from the investment of moneys in the Capital Account or the Investment Account maintained in respect of any series of Bonds shall be deposited into the Investment Account for such series of Bonds.

     SECTION 6.3. Disbursements from Construction Fund. Moneys in the Construction Fund shall be disbursed by the Trustee to pay Cost of Construction or to reimburse the Company for Cost of Construction paid by it, all in accordance with and pursuant to the provisions of the Sale Agreement. The Trustee shall keep and maintain adequate records pertaining to each account within the Construction Fund and all disbursements therefrom and shall file an accounting thereof if and when requested by the Issuer or the Company.

     SECTION 6.4. Balance in Construction Fund. Upon receipt by the Trustee of a certificate furnished pursuant to Section 3.4 or
Section 3.8 of the Sale Agreement, any balance remaining in the Capital Account or the Investment Account maintained within the Construction Fund in respect of a series of Bonds (except for amounts retained by the Trustee at the Company's direction for Cost of Construction not then due and payable), shall at the direction of the Company be transferred by the Trustee into the Bond Fund; provided, however, no amount shall be transferred into the Bond Fund unless an amount equal to at least 95% of the sum of the net proceeds of such series of Bonds (within the meaning of Section 142(a) of the Code), and the total amount of moneys accrued in the Investment Account and the investment income expected to be received from amounts so deposited in the Bond Fund, have been used (i) for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation under Section 167 of the Code, or for payment of amounts which are, for federal income tax purposes, chargeable to the Facilities' capital account (for example, under Section 263 of the Code) or would be so chargeable either with a proper election by the Company or but for a proper election by the Company to deduct such amounts, and (ii) to provide solid waste disposal, sewage, air pollution control and/or water pollution control facilities within the meaning of the Code and regulations thereunder, provided that the moneys paid from the Investment Account shall be disregarded for purposes of the foregoing computation if the Company shall have submitted to the Trustee an opinion of Bond Counsel to the effect that such moneys may be so disregarded without impairing the exemption from federal income taxes of interest on the Bonds. Any amount not transferred into the Bond Fund as provided above (exclusive of amounts retained by the Trustee in the Construction Fund for payment of Cost of Construction not then due and payable) shall be segregated by the Trustee and used by the Trustee for (a) the redemption of Bonds of the same series of Bonds from which such moneys were derived on or prior to the earliest redemption date permitted by this Indenture without a premium or penalty in accordance with the provisions of this Indenture; or (b) the payment of a portion of the annual principal due on Bonds of the same series from which such moneys were derived (i) in years before such Bonds are subject to redemption without premium or penalty, or (ii) in years when such Bonds are subject to redemption without premium or penalty but only in an amount in excess of the unexpended proceeds of such Bonds, provided, however, that the portion of the annual principal payment, if any, due on such Bonds that may be paid hereunder shall not exceed an amount that bears the same ratio to the annual principal due that the total unexpended proceeds of such Bonds (exclusive of investment earnings) bear to the face amount of such Bonds; or (c) any other purpose provided that the Trustee is furnished with an opinion of Bond Counsel to the effect that such use is lawful under the Act and will not adversely affect the exclusion of interest on any of the Bonds from gross income for purposes of federal income taxation. Until used for one or more of the foregoing purposes, such segregated amount may be invested as permitted by this Indenture but may not be invested, without an opinion of Bond Counsel to the effect that such investment will not adversely affect the exclusion of interest on any of the Bonds from gross income for purposes of federal income taxation, to produce a yield greater than the yield on the Bonds, all in accordance with Section 148 of the Code and applicable regulations promulgated thereunder.

     SECTION 6.5. Redemption of Bonds Pursuant to Section 3. l(a! or Similar Provisions. In the event that Bonds of any series are to be redeemed pursuant to Section 3. l(a) hereof or any similar provision contained in any supplemental indenture, the Trustee shall, at the direction of the Company, withdraw from the Capital Account or the Investment Account maintained within the Construction Fund in respect of such series of Bonds, or both, and deposit into the Bond Fund amounts in the aggregate not exceeding the aggregate principal amount of, and accrued interest on, the Bonds of such series so to be redeemed, with advice to the Issuer and the Company of such action, such withdrawals and deposits to be made on the date specified in such direction.

     SECTION 6.6. Redemption Upon Taxability of Interest. In the event that Bonds of any series are to be redeemed pursuant to
Section 3. l(b) hereof, or any similar provision contained in any supplemental indenture, the Trustee shall, at the direction of the Company, withdraw from the Capital Account or the Investment Account maintained within the Construction Fund in respect of such series of Bonds, or both, and deposit into the Bond Fund amounts in the aggregate not exceeding the aggregate principal amount of, and accrued interest on, the Bonds so to be redeemed, with advice to the Issuer and the Company of such action, such withdrawals and deposits to be made on the date specified in such direction.

     SECTION 6.7. Acceleration of Bonds. In the event that the principal of the Bonds shall have become due and payable pursuant to Section 10.2 hereof, the Trustee may, and at the direction of the holders of 25% in aggregate principal amount of Bonds outstanding hereunder shall deposit into the Bond Fund all amounts remaining in the Construction Fund, with advice to the Issuer and the Company of such action.

     SECTION 6.8. Refunding of Bonds. In the event that all outstanding Bonds of any series are paid, redeemed or deemed to have been paid within the meaning of Article IX hereof by reason of the application of the proceeds of the sale of any obligations issued by the Issuer under an indenture other than this Indenture, the Trustee shall, at the direction of the Company, withdraw all amounts remaining in the Capital Account and the Investment Account maintained within the Construction Fund in respect of such series of Bonds and deposit such amounts into corresponding accounts in the construction, acquisition or other similar fund created under the indenture under which such obligations of the Issuer are issued, with advice to the Issuer and the Company of such action, such withdrawals and deposits to be made, in accordance with the provisions of such indenture, on the date on which such Bonds are so paid, redeemed or deemed to have been paid.

                           ARTICLE VII

                           INVESTMENTS

     SECTION 7.1. Investment of Moneys. (a) Moneys held for the credit of the Construction Fund shall, upon direction by the Authorized Company Representative, be invested and reinvested by the Trustee in any one or more of the following obligations or securities on which neither the Company nor any of its subsidiaries is the obligor: (i) Government Securities; (ii) interest bearing deposit accounts (which may be represented by certificates of deposit) in national or state banks (which may include the Trustee, any Paying Agent, and the Bond Registrar) having a combined capital and surplus of not less than $10,000,000, or savings and loan associations having total assets of not less than $40,000,000; (iii) bankers' acceptances drawn on and accepted by commercial banks (which may include the Trustee, any Paying Agent, and the Bond Registrar) having a combined capital and surplus of not less than $10,000,000; (iv) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision of any of the foregoing, which are rated in any of the three highest rating categories by a nationally recognized rating agency; (v) obligations of any agency or instrumentality of the United States of America; (vi) commercial or finance company paper which is rated in any of the three highest rating categories by a nationally recognized rating agency; (vii) corporate debt securities rated in any of the three highest rating categories by a nationally recognized rating agency; (viii) repurchase agreements with banking or financial institutions having a combined capital and surplus of not less than $10,000,000 (which may include the Trustee, any Paying Agent, and the Bond Registrar) with respect to any of the foregoing obligations or securities, and (ix) money-market-type funds which limit their investments to Government Securities. As used above, the reference to rating categories shall mean generic categories which may include numerical or other qualifications of ratings within each such generic rating category such as "+" or "-". Such investments shall have maturity dates, or shall be subject to redemption by the holder at the option of the holder, on or prior to the dates the moneys invested therein will be needed as reflected by a statement of the Authorized Company Representa tive, which statement must be on file with the Trustee prior to any investment.

     (b) Moneys held for the credit of any other fund or account, including, without limitation, the Bond Fund, shall to the extent practicable be invested and reinvested in Government Securities which will mature, or which will be subject to redemption at the option of the holder, not later than the date or dates on which the money held for credit of the particular fund shall be required for the purposes intended. The Trustee shall so invest and reinvest pursuant to instructions from the Authorized Company Representative.

     (c) Obligations so purchased as an investment of moneys in any fund or account shall be deemed at all times a part of such fund or account. Subject to the provisions of Section 6.2 hereof, any profit and income realized from such investments shall be credited to such fund or account and any loss shall be charged to such fund or account.

     SECTION 7.2. Arbitrage Law Requirements. In compliance with the provisions of Section 148 of the Code and applicable regulations promulgated thereunder, all investments and reinvestments made under this Article VII shall be subject to the following:

          (a) In the event that the Issuer or the Company is of the opinion that it is necessary or advisable to restrict or limit the yield on the investment of any moneys held in the Construction Fund, the Bond Fund or any other fund in order to avoid the Bonds being considered "arbitrage bonds" within the meaning of Section 148 of the Code, or any proposed, temporary or final regulations thereunder as such regulations may apply to obligations issued as of the date of original issuance and delivery of the Bonds, the Issuer or the Company may issue to the Trustee a written certificate to such effect together with appropriate written instructions, in which event the Trustee shall take such action as is necessary so as to restrict or limit the yield on such investment in accordance with such certificate and instructions, irrespective of whether the Trustee shares such opinion.

          (b) The Trustee shall establish and maintain within the Bond Fund, the Construction Fund or any other fund, in respect of each series of Bonds issued hereunder, a separate account into which shall be deposited as and when received any amounts which are subject or could be subject to rebate to the United States of America under Section 1 48(f)(6) of the Code, which amounts shall be held in such separate accounts until paid to the United States of America pursuant to said Section or until the Trustee determines that no such payment is required. Moneys in such separate account within the Construction Fund shall be subject to prior withdrawal to pay the Cost of Construction in accordance with the provisions of the Sale Agreement; provided, however, that no withdrawal for such purpose shall be permitted unless and until (i) all other moneys in the Construction Fund, together with any other moneys constituting gross proceeds (within the meaning of Section 148(i3 of the Code) have first been so used within six (6) months of the date of issuance of the Bonds as provided in Section 1 48(f)(4)(B) of the Code, or (ii) the Company shall furnish an opinion of Bond Counsel to the Trustee to the effect that such moneys will not be subject to rebate to the United States of America under Section 148(f) of the Code and applicable regulations promulgated thereunder.

          (c) The Issuer and the Trustee shall not make or agree to make any payments or participate in any non-arms-length transaction which would have the effect of reducing the earnings on investments, thereby reducing the amount required to be rebated to the United States of America under
     Section 148(f) of the Code and applicable regulations promulgated thereunder.

          (d) The Company has undertaken in the Sale Agreement to make the determinations required by paragraph (b) of this
     Section 7.2 and to provide statements to the Trustee to the effect that all actions with respect to the Bonds required by Section 148(f) of the Code have been taken. The Trustee shall be entitled to rely upon such determinations and statements as sufficient evidence of the facts therein contained.

                          ARTICLE VIII

                      RIGHTS OF THE COMPANY

     SECTION 8.1. Rights of Company Under Sale Agreement. Nothing herein contained shall be deemed to impair the rights and privileges of the Company set forth in the Sale Agreement and an Event of Default hereunder shall not constitute an "Event of Default" under the Sale Agreement unless by the terms of the Sale Agreement it constitutes an "Event of Default" thereunder.

     SECTION 8.2. Enforcement of Rights and Obligations. The Issuer and the Trustee agree that the Company in its own name or in the name of the Issuer may enforce all of the rights of the Issuer, all obligations of the Trustee, and all of the Company's rights provided for in this Indenture.

                           ARTICLE IX

                        DISCHARGE OF LIEN

     SECTION 9.1. Discharge of Lien. If the Issuer shall pay or cause to be paid to the holders and owners of the Bonds the principal of and premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and if the Issuer shall keep, perform and observe all and singular the covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed and observed by it on its part and shall pay or cause to be paid all other sums payable hereunder by the Issuer, then these presents and the estate and rights hereby granted shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge the lien of this Indenture, and execute and deliver to the Issuer such instruments in writing as shall be requisite to satisfy the lien hereof, and reconvey to the Issuer the estate hereby conveyed, and assign and deliver to the Issuer any property at the time subject to the lien of this Indenture which may then be in its possession, except moneys or Government Securities held by it for the payment of the principal of and premium, if any, and interest on the Bonds.

     Any Bond shall be deemed to be paid within the meaning of this Article IX when payment of the principal of and premium, if any, and interest on such Bond (whether at maturity or upon redemption as provided in this Indenture, or otherwise), either
(a) shall have been made or caused to be made in accordance with the terms thereof, or (b) shall have been provided for by irrevocably depositing with the Trustee, in trust and irrevocably set aside exclusively for such payment, (i) moneys sufficient to make such payment or (ii) Government Securities (provided that in either case the Trustee shall have received an opinion of Bond Counsel to the effect that such deposit will not affect the exclusion of the interest on any of the Bonds from gross income for purposes of federal income taxation or cause any of the Bonds to be treated as arbitrage bonds within the meaning of Section 148(a) of the Code) maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys to make such payment when due, and all necessary and proper fees, compensation and expenses of the Trustee and any Paying Agent pertaining to the Bonds with respect to which such deposit is made and all other liabilities of the Company under the Sale Agreement, pertaining to the Bonds with respect to which such deposit is made, shall have been paid or the payment thereof provided for to the satisfaction of the Trustee. No deposit under
(b) above shall constitute such discharge and satisfaction until the Company shall have irrevocably notified the Trustee of the date for payment of such Bond either at maturity or on a date on which such Bond may be redeemed in accordance with the provisions hereof and notice of such redemption shall have been given or irrevocable provisions shall have been made for the giving of such notice.

     The Issuer or the Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder, which the Issuer or the Company may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

                            ARTICLE X

                 DEFAULT PROVISIONS AND REMEDIES
                   OF TRUSTEE AND BONDHOLDERS

     SECTION 10.1. Events of Default. Each of the following events shall constitute and is referred to in this Indenture as an "Event of Default":

          (a) default in the due and punctual payment of any interest on any Bond hereby secured and outstanding and the continuance thereof for a period of sixty (60) days;

          (b) default in the due and punctual payment of the principal of and premium, if any, on any Bond hereby secured and outstanding, whether at the stated maturity thereof, or upon unconditional proceedings for redemption thereof, or upon the maturity thereof by acceleration,

          (c)  an "Event of Default" as such term is defined in
     Section 8.1(a), (c) or (d) of the Sale Agreement, or

          (d) default in the payment of any other amount required to be paid under this Indenture or in the performance or observance of any other of the covenants, agreements or conditions contained in this Indenture, or in the Bonds issued under this Indenture, and continuance thereof for a period of ninety (90) days after written notice specifying such failure and requesting that it be remedied, shall have been given to the Issuer and the Company by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of holders of not less than 10% in aggregate principal amount of the Bonds then outstanding, unless the Trustee, or the Trustee and holders of an aggregate principal amount of Bonds not less than the aggregate principal amount of Bonds the holders of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is instituted by the Issuer, or the Company on behalf of the Issuer, within such period and is being diligently pursued.

     The term "default" as used in clauses (a), (b) and (d) above shall mean default by the Issuer in the performance or observance of any of the covenants, agreements or conditions on its part contained in this Indenture, or in the Bonds outstanding hereunder, exclusive of any period of grace required to constitute a default an "Event of Default" as hereinabove provided.

     SECTION 10.2. Acceleration. Upon the occurrence and during the continuance of an Event of Default described in clause (a),
(b) or (c) of the first paragraph of Section 10.1 hereof, the Trustee may, and upon the written request of the holders of not less than twenty-five percent (25%) in aggregate principal amount of Bonds then outstanding shall, by notice in writing delivered to the Issuer and the Company, declare the principal of all Bonds then outstanding and the accrued interest thereon to the date of declaration immediately due and payable; provided, however, that the holders of Bonds then outstanding may waive any such Event of Default and rescind such declaration and its consequences as provided in Section 10.11 hereof.

     SECTION 10.3. Other Remedies. Rights of Bondholders. Upon the occurrence and during the continuance of an Event of Default, the Trustee may, in addition or as an alternative, pursue any available remedy by suit at law or in equity to enforce the payment of the principal of and premium, if any, and interest on the Bonds then outstanding hereunder, then due and payable.

     If an Event of Default shall have occurred, and if it shall have been requested so to do by the holders of 25% in aggregate principal amount of Bonds outstanding hereunder and shall have been indemnified as provided in Section 11.1 hereof, the Trustee shall be obligated to exercise such one or more of the rights and powers conferred upon it by this Section 10.3 as the Trustee, being advised by counsel, shall deem most expedient in the interests of the bondholders.

     No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Bondholders) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

     No waiver of any Event of Default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

     SECTION 10.4. Right of Bondholders to Direct Proceedings. Anything in this Indenture to the contrary notwithstanding, the holders of a majority in aggregate principal amount of Bonds outstanding hereunder shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceeding hereunder; provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

     SECTION 10.5 .      Appointment of Receiver. Upon the
occurrence and continuance of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Trust Estate and of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, pending such proceedings with such powers as the court making such appointment shall confer.

     SECTION 10.6. Waiver. In case of an Event of Default on the part of the Issuer, as aforesaid, to the extent that such rights may then lawfully be waived, neither the Issuer nor anyone claiming through it or under it shall or will set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture, but the Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws and all right of appraisement and redemption to which it may be entitled under the laws of the State of Louisiana.

     SECTION 10.7.  Application of Moneys. Available moneys
subject to the lien of this Indenture remaining after discharge of costs, charges and liens prior to this Indenture shall be applied by the Trustee as follows:

          (a) Unless the principal of all the Bonds shall have become due and payable, all such moneys shall be applied:

          First: To the payment to the persons entitled thereto of all installments of interest then due, in the order of the maturity of the installments of such interest, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege;

          Second: To the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Bonds from the respective dates upon which they become due, and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege of any Bond over any other Bond and without preference or priority of principal over interest or of interest over principal, and

          Third: To the payment of the interest on and the principal of the Bonds, and to the redemption of Bonds, all in accordance with the provisions of Article V hereof.

          (b) If the principal of all the Bonds shall have become due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without discrimination or privilege.

          (c) If the principal of all the Bonds shall have become due and payable, and if acceleration of the maturity of the Bonds by reason of an Event of Default shall thereafter have been rescinded and annulled under the provisions of this Article X, then, subject to the provisions of paragraph (b) of this Section 10.7 in the event that the principal of all the Bonds shall later become due and payable, the moneys shall be applied in accordance with the provisions of paragraph (a) of this Section 10.7.

     Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section 10.7, such moneys shall be applied by it at such times, and from time to time, as it shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an interest payment date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date and shall not be required to make payment to the holder of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

     SECTION l0. 8.      Remedies Vested in Trustee. All rights
of action (including the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee, without the necessity of joining as plaintiffs or defendants any holders of the Bonds hereby secured, and any recovery of judgment shall be for the equal and ratable benefit of the holders of the outstanding Bonds.

     SECTION 10.9. Rights and Remedies of Bondholders. No holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless a default has occurred of which the Trustee has been notified as provided in subsection (g) of Section 11.1 hereof, or of which by said subsection it is deemed to have notice, nor unless such default shall have become an Event of Default and the holders of 25% in aggregate principal amount of Bonds outstanding hereunder shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, nor unless also they have offered to the Trustee indemnity as provided in Section 11.1 hereof, nor unless also the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every such case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, held and maintained in the manner herein provided for the equal and ratable benefit of the holders of all Bonds outstanding hereunder. Nothing in this Indenture contained shall, however, affect or impair the right of any Bondholders to enforce the payment of the principal of and interest on any Bonds at and after the maturity thereof, or the obligation of the Issuer to pay the principal of and interest on each of the Bonds issued hereunder to the respective holders thereof at the time, place, from the source and in the manner in said Bonds expressed.

     SECTION 10.10. Termination of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored to their former positions and rights hereunder with respect to the property herein conveyed, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken, except to the extent the Trustee is legally bound by such adverse determination.

     SECTION 10.11. Waivers of Events of Default. To the extent not precluded by law, the Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal, and shall do so upon the written request of the holders of not less than a majority in aggregate principal amount of all the Bonds then outstanding; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal or premium, if any, of any outstanding Bonds at the date of maturity specified therein or the date fixed for redemption thereof or (b) any Event of Default in the payment when due of interest on any such Bonds, unless prior to such waiver or rescission, all arrears of interest, or all arrears of payment of principal then due, as the case may be, together with interest on overdue principal (to the extent permitted by law) at the rate of interest borne by the respective Bonds, and all Administration Expenses of the Trustee in connection with such Event of Default shall have been paid or provided for, and in case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such Event of Default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

                           ARTICLE XI

                  THE TRUSTEE AND PAYING AGENTS

     SECTION 11.1. Acceptance of Trusts. The Trustee hereby accepts the trust imposed upon it by this Indenture, and agrees to perform said trust (i) except during the continuance of an Event of Default as an ordinarily prudent trustee under a corporate mortgage, and (ii) during the continuance of an Event of Default, with the same degree of care and skill in the exercise of its rights hereunder as a prudent man would exercise or use under the circumstances in the conduct of his affairs, but only upon and subject to the following expressed terms and conditions:

          (a) The Trustee may execute any of the trusts or powers hereof and perform any duties required of it by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning all matters of trusts hereof and its duties hereunder, and may in all cases pay reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney, surveyor, engineer or accountant selected by it in the exercise of reasonable care, or, if selected or retained by the Issuer prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (g) of this Section 11.1, or of which by said subsection the Trustee is deemed to have notice, approved by the Trustee in the exercise of such care. The Trustee shall not be responsible for any loss or damage resulting from an action or non-action in accordance with any such opinion or advice.

          (b) The Trustee shall not be responsible for any recital herein, or in the Bonds (except in respect to the certificate of the Trustee endorsed on such Bonds), or for insuring the property herein conveyed or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplemental indentures or instrument of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for the value of the title of the property herein conveyed or otherwise as to the maintenance of the security hereof; except that in the event the Trustee enters into possession of a part or all of the property herein conveyed pursuant to any provision of this Indenture, it shall use due diligence in preserving such property; and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions and agreements aforesaid as to the condition of the property herein conveyed.

          (c) The Trustee (not in its capacity as trustee) may become the owner of Bonds secured hereby with the same rights which it would have if not Trustee.

          (d) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it, in the exercise of reasonable care, to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of the owner of any Bond secured hereby, shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

          (e) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate of the Issuer signed by the Parish President and attested by the Secretary of the Parish Council, as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which it has been notified as provided in subsection (g) of this
     Section 11 . 1 , or of which by that subsection it is deemed to have notice, and shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion, at the reasonable expense of the Issuer, in every case secure such further evidence as it may think necessary or advisable but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Secretary of the Parish Council under its seal to the effect that a resolution or ordinance in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution or ordinance has been duly adopted, and is in full force and effect.

          (f) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

          (g) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder (except a default under clause (a) or (b) of the first paragraph of
     Section 10.1 hereof concerning which the Trustee shall be deemed to have notice) unless the Trustee shall be specifically notified in writing of such default by the Issuer or by the holders of at least 10% in aggregate principal amount of Bonds outstanding hereunder and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered to the office of the Trustee, and in the absence of such notice so delivered, the Trustee may conclusively assume there is no such default except as aforesaid.

          (h) The Trustee shall not be personally liable for any debts contracted or for damages to persons or to personal property injured or damaged, or for salaries or non-fulfillment of contracts during any period in which it may be in the possession of or managing the real and tangible personal property as in this Indenture provided.

          (i) At any and all reasonable times the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all of the property herein conveyed, including all books, papers and records of the Issuer pertaining to the Facilities and the Bonds, and to take such memoranda from and in regard thereto as may be desired, provided, however, that nothing contained in this subsection or in any other provision of this Indenture shall be construed to entitle the above named persons to any information or inspection involving the confidential know-how or expertise or proprietary secrets of the Company.

          (j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

          (k) Notwithstanding anything elsewhere in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals, or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Trustee, deemed desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash, the release of any property, or the taking of any other action by the Trustee. Before taking such action hereunder, the Trustee may require that it be furnished an indemnity bond satisfactory to it for the reimbursement to it of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from the negligence or willful default of the Trustee, by reason of any action so taken by the Trustee.

     SECTION 11.2. Fees. Charges and Expenses of Trustee and Paying Agents. The Trustee and any Paying Agent shall be entitled to payment and/or reimbursement for reasonable fees for services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred in and about the execution of the trusts created by this Indenture. The Issuer has made provisions in the Sale Agreement for the payment of such Administration Expenses and reference is hereby made to the Sale Agreement for the provisions so made. In this regard, it is understood that the Issuer pledges no funds or revenues other than those derived from and the avails of the Trust Estate to the payment of any obligation of the Issuer set forth in this Indenture, including the obligations set forth in this Section 11.2, but nothing herein shall be construed as prohibiting the Issuer from using any other funds and revenues for the payment of any of its obligations under this Indenture. Upon an Event of Default, but only upon an Event of Default, the Trustee and the Paying Agents shall have a first lien with right of payment prior to payment on account of principal or interest of any Bond issued hereunder upon the Trust Estate for such reasonable and necessary advances, fees, costs and expenses incurred by them respectively.

     SECTION 11.3. Notice to Bondholders of Default. The Trustee shall be required to make demand upon and give notice to the Company and each registered owner of Bonds then outstanding as follows:

          (a) If the Company shall fail to make any installment payment under the Sale Agreement on the day such payment is due and payable, the Trustee shall give notice to and make demand upon the Company on the next succeeding business day.

          (b) If a default occurs of which the Trustee is pursuant to the provisions of Section 1 1. I(g) hereof deemed to have or is given notice, the Trustee shall promptly give notice to the Company and to the Bondholders.

     SECTION 11.4. Intervention by Trustee. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of holders of Bonds issued hereunder, the Trustee may intervene on behalf of Bondholders and shall do so if requested in writing by the holders of at least 10% of the aggregate principal amount of Bonds outstanding hereunder. The rights and obligations of the Trustee under this Section 1 1.4 are subject to the approval of the court having jurisdiction in the premises.

     SECTION 11.5. Merger or Consolidation of Trustee. Any bank or trust company with which the Trustee may be merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any bank or trust company resulting from any such sale, merger, consolidation or transfer to which the Trustee is a party, ipso facto, shall be and become successor trustee hereunder and vested with all of the title to the whole property or Trust Estate and all the trusts, powers, discretions, immunities, privileges, and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such successor trustee shall have capital and surplus of at least $10,000,000.

     SECTION 11.6. Resignation by Trustee. The Trustee and any successor trustee may at any time resign from the trusts hereby created by giving thirty (30) days written notice to the Issuer and to the Company, and such resignation shall take effect at the end of such thirty (30) days, or upon the earlier appointment of a successor trustee by the Bondholders or by the Issuer. Such notice may be served personally or sent by registered mail.

     SECTION 11.7.  Removal of Trustee. The Trustee may be
removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer, and signed by the holders of a majority in aggregate principal amount of Bonds outstanding hereunder.

     SECTION 11.8. Appointment of Successor Trustee; Temporary Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by the court, a successor may be appointed by the holders of a majority in aggregate principal amount of Bonds outstanding hereunder, by an instrument or concurrent instruments in writing signed by such holders, or by their attorneys in fact, duly authorized; provided, nevertheless, that in case of such vacancy the Issuer, subject to the approval of the Company, by an instrument executed and signed by the Parish President and attested by the Secretary of the Parish Council under its seal, shall appoint a temporary trustee to fill such vacancy until a successor trustee shall be appointed by the Bondholders in the manner above provided; and any such temporary trustee so appointed by the Issuer shall immediately and without further act be superseded by the trustee so appointed by such Bondholders. Every such temporary trustee and every such successor trustee shall be a trust company or bank in good standing, having capital and surplus of not less than $10,000,000 if there be such an institution willing, qualified and able to accept the trusts upon reasonable and customary terms.

     SECTION 11.9. Concerning Any Successor Trustee. Every successor or temporary trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor or temporary trustee, without any further act or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer or of its successor trustee, execute and deliver an instrument transferring to such successor all the estate, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor trustee shall deliver all securities, moneys and any other property held by it as trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor trustee for more fully and certainly vesting in such successor the estates, rights, powers and duties hereby vested or intended to be vested in the predecessor trustee, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any trustee and the instrument or instruments removing any trustee and appointing a successor hereunder, together with all other instruments provided for in this Article XI shall, at the expense of the Issuer, be forthwith filed and/or recorded by the successor trustee in each recording office where this Indenture shall have been filed and/or recorded.

     SECTION 11.10. Reliance Upon Instruments. The resolutions, opinions, certificates and other instruments provided for in this Indenture may be accepted and relied upon by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for its actions taken hereunder.

     SECTION 11.11. Appointment of Co-Trustee. The Issuer and the Trustee shall have power to appoint and upon the request of the Trustee the Issuer shall for such purpose join with the Trustee in the execution of all instruments necessary or proper to appoint another corporation or one or more persons approved by the Trustee, and satisfactory to the Company so long as there is no termination of the interest of the Company by virtue of an Event of Default or otherwise, either to act as co-trustee or co-trustees jointly with the Trustee of all or any of the property subject to the lien hereof, or to act as separate trustee or co-trustee of all or any such property, with such powers as may be provided in the instrument of appointment and to vest in such corporation or person or persons as such separate trustee or co-trustee any property, title, right or power deemed necessary or desirable. In the event that the Issuer shall not have joined in such appointment within fifteen ( 15) days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. Should any deed, conveyance or instrument in writing from the Issuer be required by any separate trustee or co-trustee so appointed for more fully and certainly vesting in and confirming to him or to it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. Every such co-trustee and separate trustee shall, to the extent permitted by law, be appointed subject to the following provisions and conditions, namely:

          (1) The Bonds shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all money and securities pledged or deposited hereunder shall be exercised, solely by the Trustee; and

          (2) The Trustee, at any time by an instrument in writing, may remove any such separate trustee or co-trustee.

     Every instrument, other than this Indenture, appointing any such co-trustee or separate trustee, shall refer to this Indenture and the conditions of this Article XI expressed, and upon the acceptance in writing by such separate trustee or co-trustee, he, they or it shall be vested with the estate or property specified in such instrument, jointly with the Trustee (except insofar as local law makes it necessary for any separate trustee to act alone), subject to all the trusts, conditions and provisions of this Indenture. Any such separate trustee or co-trustee may at any time, by an instrument in writing, constitute the Trustee as his, their or its agent or attorney-in-fact with full power and authority, to the extent authorized by law, to do all acts and things and exercise all discretion authorized or permitted by him, them or it, for and on behalf of him, them or it and in his, their or its name. In case any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all the estate, properties, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee shall vest in and be exercised by the Trustee until the appointment of a new trustee or a successor to such separate trustee or co-trustee.

     SECTION 11.12. Designation and Succession of Paying Agents. The Trustee and any other banks or trust companies, if any, designated as Paying Agent or Paying Agents in any supplemental indenture providing for the issuance of Additional Bonds as provided in Section 2.11 hereof or in an instrument appointing a successor Trustee, shall be the Paying Agent or Paying Agents for the applicable series of Bonds.

     Any bank or trust company with which or into which any Paying Agent may be merged or consolidated, or to which the assets and business of such Paying Agent may be sold, shall be deemed the successor of such Paying Agent for the purposes of this Indenture. If the position of Paying Agent shall become vacant for any reason, the Issuer shall, within thirty (30) days thereafter, appoint such bank or trust company as shall be specified by the Company as such Paying Agent to fill such vacancy; provided, however, that, if the Issuer shall fail to appoint such Paying Agent within said period, the Trustee shall make such appointment.

     The Paying Agents shall enjoy the same protective provisions in the performance of their duties hereunder as are specified in
Section 11 . 1 hereof with respect to the Trustee insofar as such provisions may be applicable.

     SECTION 11.13. Several Capacities. Anything in this
Indenture to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Paying Agent, and the Bond
Registrar and in any other combination of such capacities, to the extent permitted by law.

                           ARTICLE XII

                     SUPPLEMENTAL INDENTURES

     SECTION 12.1.  Supplemental Indentures Without Bondholder
Consent. The Issuer and the Trustee may, from time to time and at any time, without the consent of or notice to the Bondholders, enter into supplemental indentures as follows:

          (a) to cure any formal defect, omission, inconsistency or ambiguity in this Indenture;

          (b) to grant to or confer or impose upon the Trustee for the benefit of the bondholders any additional rights, remedies, powers, authority, security, liabilities or duties which may lawfully be granted, conferred or imposed and which are not contrary to or inconsistent with this Indenture as theretofore in effect, provided that no such additional liabilities or duties shall be imposed upon the Trustee without its consent;

          (c) to add to the covenants and agreements of, and limitations and restrictions upon, the Issuer in this Indenture other covenants, agreements, limitations and restrictions to be observed by the Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect;

          (d) to confirm, as further assurance, any pledge under, and the subjection to any claim, lien or pledge created or to be created by, this Indenture, of the Revenues of the Issuer from the Sale Agreement or of any other moneys, securities or funds;

          (e) to authorize the issuance and sale of one or more series of Additional Bonds;

          (f)  to comply with the requirements of the Trust
     Indenture Act of 1939, as from time to time amended;

          (g) to provide for the registration and registration of transfer of the Bonds through a book-entry or similar method, whether or not the Bonds are evidenced by certificates; or

          (h) to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Bondholders and which does not involve a change described in clause (a), (b), (c), (d), (e) or (f) of
     Section 12.2 hereof and which, in the judgment of the Trustee, is not to the prejudice of the Trustee.

     SECTION 12.2. Supplemental Indentures Requiring Bondholder Consent. Subject to the terms and provisions contained in this
Section 12.2, and not otherwise, the holders of not less than a majority in aggregate principal amount of the Bonds then outstanding shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture; provided, however, that nothing herein contained shall permit, or be construed as permitting, unless approved by the holders of all Bonds then outstanding (a) an extension of the maturity (or mandatory sinking fund or other mandatory redemption date) of the principal of or the interest on any Bond issued hereunder, or (b) a reduction in the principal amount of or redemption premium or rate of interest on any Bond issued hereunder, or (c) the creation of any lien ranking prior to or on a parity with the lien of this Indenture on the Trust Estate or any part thereof, except as hereinbefore expressly permitted, or (d) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, or
(e) a reduction in the aggregate principal amount of the Bonds required for consent to such supplemental indenture, or (f) depriving the holder of any Bond then outstanding of the lien hereby created on the Trust Estate. Nothing herein contained, however, shall be construed as making necessary the approval of Bondholders of the execution of any supplemental indenture as provided in Section 12.1 hereof.

     If at any time the Issuer shall request the Trustee to enter into any supplemental indenture for any of the purposes of this
Section 12.2, the Trustee shall, at the expense of the Issuer, cause notice of the proposed execution of such supplemental indenture to be mailed by first class mail to each registered owner of the Bonds. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by Bondholders. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to mail such notice, and any such failure shall not affect the validity of such supplemental indenture when consented to and approved as provided in this
Section 12.2. If the holders of not less than a majority in aggregate principal amount of the Bonds outstanding at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof Upon the execution of any such supplemental indenture, this Indenture shall be deemed to be modified and amended in accordance therewith.

     SECTION 12.3. Consent of Company. Anything herein to the contrary notwithstanding, a supplemental indenture under this
Article XII shall not become effective unless and until the Company shall have consented to the execution and delivery of such supplemental indenture. In this regard, the Trustee shall cause notice of the proposed execution and delivery of any such supplemental indenture together with a copy of the proposed supplemental indenture to be mailed by certified or registered mail to the Company at least fifteen (15) days prior to the proposed date of execution and delivery of any such supplemental indenture. The Company shall be deemed to have consented to the execution and delivery of any such supplemental indenture if the Trustee receives a letter or other instrument signed by an authorized officer of the Company expressing consent.

     SECTION 12.4. Opinion of Bond Counsel. Anything herein to the contrary notwithstanding, a supplemental indenture under this
Article XII shall not become effective unless and until the Trustee shall have received an opinion of Bond Counsel to the effect that such supplemental indenture will not affect the exclusion of interest on the Bonds from gross income for purposes of federal income taxation.

                          ARTICLE XIII

                   AMENDMENT TO SALE AGREEMENT

     SECTION 13.1. Amendments With and Without the Consent of Bondholders. The Trustee may from time to time, and at any time, consent to any amendment, change or modification of the Sale Agreement for the purpose of curing any ambiguity or formal defect or omission or making any other change therein which, in the reasonable judgment of the Trustee, is not to the prejudice of the Trustee or the holders of the Bonds. The Trustee shall not consent to any other amendment, change or modification of the Sale Agreement without the approval or consent of the holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding, evidenced in the manner provided in Section 14.1 hereof; provided the Trustee shall not, without the unanimous consent of the holders of all Bonds then outstanding, evidenced in the manner provided in Section 14.1 hereof, consent to any amendment which would change the obligations of the Company under Section 5.2 of the Sale Agreement.

     SECTION 13.2. Notice to Bondholders. If at any time the Issuer or the Company shall request the Trustee's consent to a proposed amendment, change or modification requiring Bondholder approval under Section 13 .1 hereof, the Trustee, shall, at the expense of the requesting party, cause notice of such proposed amendment, change or modification to the Sale Agreement to be mailed in the same manner as provided by Section 12.2 hereof with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file in the principal office of the Trustee for inspection by any interested bondholder. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to publish or mail such notice, and any such failure shall not affect the validity of such amendment, change or modification when consented to by the Trustee in the manner herein provided.

     SECTION 13.3. Opinion of Bond Counsel. Anything herein to the contrary notwithstanding, any amendment to the Sale Agreement shall not become effective unless and until the Trustee shall have received an opinion of Bond Counsel to the effect that such amendment will not affect the exclusion of interest on the Bonds from gross income for purposes of federal income taxation.

                           ARTICLE XIV

                          MISCELLANEOUS

     SECTION 14.1. Consents. etc. of Bondholders Any request, direction, objection or other instrument required by this Indenture to be signed and executed by the Bondholders may be in any number of concurrent writings of similar tenor and may be signed or executed by such Bondholders in person or by agent appointed in writing Proof of the execution of any such request, direction, objection or other instrument or of the writing appointing any such agent and of the ownership of Bonds, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such request or other instrument, namely:

          (a) The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution

          (b) The fact of ownership of Bonds and the amount or amounts, numbers and other identification of such Bonds, and the date of holding the same shall be proved by the registration books of the Issuer maintained by the Trustee as Bond Registrar

     SECTION 14.2. Limitation of Rights With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture, or the Bonds issued hereunder, is intended or shall be construed to give to any person or company other than the parties hereto, the Company, and the holders of the Bonds secured by this Indenture any legal or equitable rights, remedy or claim under or in respect to this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto, the Company, and the holders of the Bonds hereby secured as herein provided

     SECTION 14.3. Severabilitv. If any provisions of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

     The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Indenture contained shall not affect the remaining portions of this Indenture or any part thereof.

     SECTION 14.4. Notices. Except as otherwise provided in this Indenture, all notices, certificates or other communications shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, to the Issuer, the Company, the Trustee and any Paying Agent. Notices, certificates or other communications shall be sent to the following addresses:

Company:       Louisiana Power & Light Company
               639 Loyola Avenue
               New Orleans, LA 70113

               Attention: Chief Financial Officer

Issuer:        Parish of St. Charles
               P. O. Box 302
               Hahnville, LA 70057

               Attention: Secretary, Parish Council

Trustee:       First National Bank of Commerce
               210 Baronne Street
               New Orleans, LA 70112

               Attention: Corporate Trust Department

Any Paying
Agent other
than the
Trustee:       At the address designated to the
               Issuer and the Trustee

Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     SECTION 14.5. Applicable Provisions of Law. This Indenture shall be considered to have been executed in the State of Louisiana and it is the intention of the parties that the substantive law of the State of Louisiana govern as to all questions of interpretation, validity and effect.

     SECTION 14.6. Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 14.7. Successors and Assigns. All the covenants, stipulations, provisions, agreements, rights, remedies and claims of the parties hereto in this Indenture contained shall bind and inure to the benefit of their successors and assigns.

     SECTION 14.8. Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

     SECTION 14.9. Photocopies and Reproductions. A photocopy or other reproduction of this Indenture may be filed as a financing statement pursuant to the Louisiana Commercial Laws -Secured Transactions, although the signatures of the Issuer and the Trustee on such reproduction are not original manual signatures.

     SECTION 14.10. Bonds Owned by the Issuer or the Company. In determining whether Bondholders of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer or the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer or the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

     SECTION 14.11. Holidays. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall be a legal holiday or a day on which banking institutions in the city in which is located the principal corporate trust office of the Trustee are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day not a legal holiday or a day on which such banking institutions are authorized by law to remain closed, with the same force and effect as if done on the nominal date provided in this Indenture, and no interest on the amount so payable shall accrue for the period after such nominal date.


     IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by the Parish President and its corporate seal to be hereunto affixed and attested by the Secretary of the St. Charles Parish Council, and, to evidence its acceptance of the trust hereby created, the Trustee has caused these presents to be signed in its behalf by one of its Trust Officers and its corporate seal to be hereto affixed.

                               PARISH OF ST. CHARLES,
                               STATE OF LOUISIANA



                               By:
ATTEST:                                 Parish President




By:                                                        [SEAL]
Secretary
St. Charles Parish Council

                               FIRST NATIONAL BANK OF COMMERCE,
                               as Trustee



                               By:
                                    Assistant Vice President
                                         Trust Officer

                                                           [SEAL]

                                                        EXHIBIT A
                                           TO THE TRUST INDENTURE

               [FORM OF FACE OF SERIES 1995 BOND]

No. R-                                                     $_____


                    UNITED STATES OF AMERICA
                       STATE OF LOUISIANA

            PARISH OF ST. CHARLES, STATE OF LOUISIANA
                   ENVIRONMENTAL REVENUE BOND
            (LOUISIANA POWER & LIGHT COMPANY PROJECT)
                           SERIES 1995

Date of Bond:

Maturity Date: November 1, 2025

Interest Rate: 6.375%

Registered Owner:

Principal Amount:                                   CUSIP _______

     KNOW ALL MEN BY THESE PRESENTS that the Parish of St. Charles, State of Louisiana, a political subdivision of the State of Louisiana, organized and existing under and by virtue of the laws of the State of Louisiana (the "Issuer"), for value received, promises to pay to the registered owner shown above, or registered assigns, but solely from the source and in the manner hereinafter set forth, on the maturity date shown above, the principal amount shown above and in like manner to pay interest on said amount from the date hereof shown above until such principal amount becomes due and payable, at the interest rate per annum shown above, semiannually on May I and November 1 of each year commencing on May 1, 1996, and to pay interest on overdue principal until paid at the rate of interest borne by this Bond, except as the provisions hereinafter set forth with respect to redemption of this Bond prior to maturity may become applicable hereto. Interest is calculated on the basis of a 360-day year, consisting of twelve 30-day months. The principal of and premium, if any, on this Bond are payable in lawful money of the United States of America upon the presentation and surrender hereof at the principal corporate trust office of First National Bank of Commerce, in the City of New Orleans, Louisiana, or its successor or successors, as trustee (the "Trustee"), and interest on this Bond is payable in like money to the registered owner hereof by check drawn upon the Trustee and mailed to the person in whose name this Bond is registered at the close of business on the fifteenth day of the calendar month next preceding such interest payment date, at the address as it appears on the bond registration books of the Issuer kept by the Trustee.

     This Bond, designated "Parish of St. Charles, State of Louisiana Environmental Revenue Bond (Louisiana Power & Light Company Project) Series 1995 ", is one of a series of Bonds in the aggregate principal amount of $16,770,000 (the "Bonds"), issued for the purpose of financing the cost of acquiring, constructing and installing certain solid waste disposal facilities and water pollution control facilities (the "Facilities") at Unit 3 (nuclear) of the Waterford Steam Electric Generating Station of Louisiana Power & Light Company, a Louisiana corporation (the "Company"), located in St. Charles Parish, at Taft, Louisiana (the "Plant"), for sale to the Company, and paying the costs of issuance of the Bonds. The Bonds are all issued under and are all equally and ratably secured and entitled to the protection given by a Trust Indenture dated as of November 1, 1995 (the "Indenture"), duly executed and delivered by the Issuer to the Trustee. The Indenture provides that the Issuer may hereafter issue Additional Bonds from time to time under certain terms and conditions contained in the Indenture and, if issued, such Additional Bonds will be equally and ratably secured by and entitled to the protection of the Indenture (and the facilities financed from the proceeds of said Additional Bonds shall be included in the definition of the Facilities pursuant to the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, the Trustee and the registered owners of the Bonds, and the terms upon which the Bonds are issued and secured. The terms and conditions of the acquisition, construction and equipping of the Facilities, the use of the proceeds of the sale of the Bonds for such purpose, and the sale of the Facilities by the Issuer to the Company, are contained in an Installment Sale Agreement dated as of November 1, 1995 (the "Sale Agreement"), by and between the Issuer and the Company.

     The Bonds are issued pursuant to and in full compliance with the Constitution and laws of the State of Louisiana, particularly under and pursuant to Sections 991 through 1001, inclusive, of Title 39 of the Louisiana Revised Statutes of 1950, as amended (the "Act"). The Bonds and interest thereon do not constitute an indebtedness or pledge of the general credit of the Issuer within the meaning of any Louisiana constitutional or statutory provision and shall not constitute an obligation of or a charge against the taxing powers of the Issuer.

     FOR SO LONG AS THIS BOND IS HELD IN BOOK-ENTRY FORM REGISTERED IN THE NAME OF CEDE & CO. ON THE REGISTRATION BOOKS OF THE ISSUER KEPT BY THE TRUSTEE, AS BOND REGISTRAR, THIS BOND, IF CALLED FOR PARTIAL REDEMPTION IN ACCORDANCE WITH THE INDENTURE, SHALL BECOME DUE AND PAYABLE ON THE REDEMPTION DATE DESIGNATED IN THE NOTICE OF REDEMPTION GIVEN IN ACCORDANCE WITH THE INDENTURE AT, AND ONLY TO THE EXTENT OF, THE REDEMPTION PRICE, PLUS ACCRUED INTEREST TO THE SPECIFIED REDEMPTION DATE; AND THIS BOND SHALL BE PAID, TO THE EXTENT SO REDEEMED, (i) UPON PRESENTATION AND SURRENDER THEREOF AT THE OFFICE SPECIFIED IN SUCH NOTICE OR (ii) AT THE WRITTEN REQUEST OF CEDE & CO., BY CHECK OR DRAFT MAILED TO CEDE & CO. BY THE TRUSTEE OR BY WIRE TRANSFER TO CEDE & CO. BY THE TRUSTEE IF CEDE & CO. AS BONDOWNER SO ELECTS. IF, ON THE REDEMPTION DATE, MONEYS FOR THE REDEMPTION OF BONDS TO BE REDEEMED, TOGETHER WITH INTEREST TO THE REDEMPTION DATE, SHALL BE HELD BY THE TRUSTEE SO AS TO BE AVAILABLE THEREFOR ON SUCH DATE, AND AFTER NOTICE OF REDEMPTION SHALL HAVE BEEN GIVEN IN ACCORDANCE WITH THE INDENTURE, THEN, FROM AND AFTER THE REDEMPTION DATE, THE AGGREGATE PRINCIPAL AMOUNT OF THIS BOND SHALL BE IMMEDIATELY REDUCED BY AN AMOUNT EQUAL TO THE AGGREGATE PRINCIPAL AMOUNT THEREOF SO REDEEMED, NOTWITHSTANDING WHETHER THIS BOND HAS BEEN SURRENDERED TO THE TRUSTEE FOR CANCELLATION.

     REFERENCE IS HEREBY MADE TO THE ADDITIONAL PROVISIONS OF
THIS BOND SET FORTH ON THE REVERSE SIDE HEREOF WHICH FOR ALL
PURPOSES SHALL HAVE THE SAME EFFECT AS IF SET FORTH HEREIN.

     IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of the Bonds do exist, have happened and have been performed in due time, form and manner as required by law; that the indebtedness represented by the Bonds, together with all obligations of the Issuer, does not exceed any Louisiana constitutional or statutory limitation; and that the revenues pledged to the payment of the principal of and premium, if any, and interest on the Bonds as the same become due and payable will be sufficient in amount for that purpose.

     This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, the Parish of St. Charles, State of Louisiana, has caused this Bond to be executed by the Parish President and attested by the Secretary of the St. Charles Parish Council (by their manual or facsimile signatures), thereunto duly authorized, and its corporate seal to be affixed or imprinted, all as of the date of this Bond shown above.

                                 PARISH OF ST. CHARLES,
                                 STATE OF LOUISIANA


                                 By:
ATTEST:                                  Parish President



By:                                                        [SEAL]
           Secretary
  St. Charles Parish Council

             TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This Bond is one of the Bonds of the issue described in and issued under the provisions of the within mentioned Indenture.

                              FIRST NATIONAL BANK OF COMMERCE,
                              as Trustee
                              P.O. Box 60030
                              New Orleans, LA 70160



                              By:
                                     Authorized Signature


Date of Authentication:

              [FORM OF REVERSE OF SERIES 1995 Bond]

     The Bonds are not general obligations of the Issuer but are special obligations payable solely from revenues derived from the sale of the Facilities to the Company (including particularly payments under the Sale Agreement) and other moneys pledged under the Indenture. The Sale Agreement requires that the Company make purchase price payments and pay interest thereon in amounts sufficient to provide for the payment of the principal of and premium, if any, and interest on the Bonds as they become due and payable. Such payments will be made directly to the Trustee and deposited in a special account of the Issuer designated "Parish of St. Charles Environmental Revenue Bonds (Louisiana Power & Light Company Project) Series 1995 Bond Fund" and such payments have been duly assigned to the Trustee for that purpose. All the rights and interests of the Issuer under, in and to the Sale Agreement (except for certain rights specified in the Indenture) have been assigned under the Indenture to the Trustee to secure the payment of the principal of and premium, if any, and interest on the Bonds.

     The owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture, or to institute, appear in and defend any suit or other proceeding with respect thereto, except as provided in the Indenture. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds and Additional Bonds issued under the Indenture and then outstanding may be declared and may become due and payable before the stated maturity thereof, together with accrued interest thereon.

     Modifications or alterations of the Indenture, or of any indenture supplemental thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

     The Bonds are subject to redemption prior to maturity as follows:

     (a) The Bonds shall be subject to optional redemption by the Issuer, at the direction of the Company, in whole but not in part, at any time, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date, if:

          (i) the Company shall have determined that the continued operation of the Plant is impracticable, uneconomical or undesirable for any reason;

          (ii) the Company shall have determined that the continued operation of the Facilities is impracticable, uneconomical or undesirable due to (A) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as the Facilities, or other liabilities or burdens with respect to the Facilities or the operation thereof, (B) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (C) destruction of or damage to all or part of the Facilities;

          (iii) all or substantially all of the Facilities or the Plant shall have been condemned or taken by eminent domain; or

          (iv) the operation of the Facilities or the Plant shall have been enjoined or shall have otherwise been prohibited by any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

     (b) The Bonds shall be subject to mandatory redemption, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date, on the one hundred eightieth day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency to the effect that as a result of a failure by the Company to perform or observe any covenant, agreement or representation contained in the Sale Agreement, the interest payable on the Bonds is included for federal income tax purposes in the gross income of the owners thereof, other than any owner who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 147(a) of the Internal Revenue Code of 1986, as amended (the "Code"). No determination by any court or administrative agency will be considered final unless the Company has been given the opportunity to participate in the proceeding which resulted in such determination, either directly or through a bondholder, to a degree it reasonably deems sufficient and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. The Bonds shall be redeemed either in whole or in part in such principal amount that the interest payable on the Bonds remaining outstanding after such redemption would not be included in the gross income of any owner thereof, other than an owner who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 147(a) of the Code.

     (c) The Bonds shall be subject to optional redemption by the Issuer, at the direction of the Company, on and after November 1, 2000, in whole at any time or in part from time to time, and if in part, by lot or in such other manner as may be determined by the Trustee to be fair and equitable, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest to the redemption date:

Redemption Period                              Redemption Price

November 1, 2000 through October 31, 2001            102%
November 1, 2001 through October 31, 2002            101%
November 1, 2002 and thereafter                      100%

     The Bonds shall also be subject to optional redemption by the Issuer, at the direction of the Company, in whole but not in part, at any time prior to November 1, 2000, at a redemption price equal to 102% of the principal amount being redeemed plus accrued interest to the redemption date, if the Company shall have consolidated with or merged with or into another corporation, or sold or otherwise transferred all or substantially all of its assets.

     In the event any of the Bonds or portions thereof (which shall be in $5,000 denominations or any integral multiple thereof) are called for redemption, notice thereof shall be given by the Trustee by first class mail, postage prepaid, to the registered owner of each such Bond addressed to such registered owner at the registered address and placed in the mails not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption; provided, however, that failure to give such notice by mailing, or any defect therein, shall not affect the validity of any proceeding for the redemption of any Bond with respect to which no such failure or defect has occurred. Any notice mailed as provided in the Indenture shall be conclusively presumed to have been duly given, whether or not the holder or owner actually receives the notice. Each notice shall identify the Bonds or portions thereof being called, and the date on which they shall be presented for payment. After the date specified in such call, the Bond or Bonds so called will cease to bear interest, provided funds sufficient for their redemption have been deposited with the Trustee, and, except for the purpose of payment, shall no longer be protected by the Indenture and shall not be deemed to be outstanding under the provisions of the Indenture.

     With respect to notice of redemption of Bonds at the option of the Issuer (at the direction of the Company), unless moneys sufficient to pay the principal of and premium, if any, and interest on the Bonds to be redeemed shall have been received by the Trustee prior to the giving of such notice, such notice shall state that said redemption shall be conditional upon the receipt of such moneys by the Trustee on or prior to the date fixed for such redemption. If such moneys shall not have been so received, such notice shall be of no force and effect, the Issuer shall not redeem such Bonds and the Trustee shall give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

     This Bond may be transferred on the books of registration kept by the Trustee by the registered owner or by his duly authorized attorney upon surrender hereof, together with a written instrument of transfer duly executed by the registered owner or his duly authorized attorney.

     The Bonds are issuable as registered Bonds without coupons in denominations of $5,000 and any integral multiple thereof. Subject to the limitations and upon payment of the charges provided in the Indenture, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations.

     This Bond is issued with the intent that the laws of the State of Louisiana will govern its construction.

                      [FORM OF Assignment]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto____________________________________________

Please insert Social Security or other Identifying Number of
Assignee

_________________________________________________________________
the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints
_________________________________________________________________
_________________________ attorney or agent to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:         Signature:              Signature Guaranteed:_____

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

Signature guarantee should be made by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other manner acceptable to the Trustee.

               [FORM OF LEGAL OPINION CERTIFICATE]

     I, the undersigned Secretary of the St. Charles Parish Council, do hereby certify that the following is a true copy of the complete legal opinion of Foley & Judell, L.L.P., the original of which was manually executed, dated and issued as of the date of payment for and delivery of this Bond and was delivered to Goldman, Sachs & Co., as representative of the original purchasers of the Bonds:

                   [INSERT LEGAL OPINION HERE]

     I further certify that an executed copy of the above legal opinion is on file in my office and that an executed copy thereof has been furnished to the Trustee for this Bond.

                                   _____________________________
                                             Secretary
                                     St. Charles Parish Council